UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

Real Asset Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42613	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

174 Nassau Street, Suite 2100 Princeton, New Jersey	08542
(Address of principal executive offices)	(Zip Code)

(609) 924-0759

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	RAAQU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	RAAQ	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	RAAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on February 22, 2026, Real Asset Acquisition Corp., a Cayman Islands exempted company (“RAAQ”), entered into a business combination agreement, dated as of February 22, 2026 (the “Business Combination Agreement”), by and among RAAQ, IQM Quantum Computers Oyj (fka IQM Finland Oy), a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (“IQM”), IQM US LLC, a limited liability company incorporated under the laws of Delaware and an indirect, wholly owned subsidiary of IQM (“Merger Sub”) and ECLIPSE QC S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a direct, wholly owned subsidiary of IQM. On the Closing Date (as defined below), pursuant to the Business Combination Agreement, (i) IQM effectuated certain internal capital restructuring steps (the “IQM Capital Restructuring”) prior to the effective time of the Merger (as defined below) (the “Merger Effective Time”), and (ii) promptly thereafter, RAAQ merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as an indirect wholly owned subsidiary of IQM. As a result of the Merger, the reporting entity of this Current Report on Form 8-K is IQM US LLC. Capitalized terms not otherwise defined herein have the same meanings ascribed to them in the Business Combination Agreement.

Concurrently with the execution and delivery of the Business Combination Agreement, RAAQ, RAAQ Sponsor LLC (the “Sponsor”), IQM and the SPAC Insiders entered into a sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to forfeit (i) 1,375,000 Founder Shares for no consideration and (ii) up to 3,725,000 Private Placement Warrants held by the Sponsor (such forfeitures, the “Sponsor Forfeitures”). The SPAC Insiders also agreed to transfer restrictions with respect to 70% of the IQM ADSs (as defined below) received on the Closing Date, ending on the earlier of (a) July 1, 2027, (b) the date on which the last sale price of IQM ADSs equals or exceeds $12.00 per IQM ADS for any 20 trading days within a 30 trading day period commencing at least 150 days after July 1, 2026, or (c) the completion of a liquidation, merger, share exchange, reorganization or similar transaction.

On June 25, 2026, RAAQ held an extraordinary general meeting of shareholders and approved the proposal to approve the Transactions pursuant to the Business Combination Agreement (the “Business Combination”).

On July 1, 2026 (the “Closing Date”), pursuant to the Business Combination Agreement: (i) immediately prior to the Merger Effective Time, all issued and outstanding Class B ordinary shares of RAAQ, par value $0.0001 per share (“RAAQ Class B Ordinary Shares”), other than those subject to the Sponsor Forfeiture (as described below) were automatically converted, on a one-for-one basis, into Class A ordinary shares of RAAQ, par value $0.0001 per share (“RAAQ Class A Ordinary Shares”), in accordance with the terms of RAAQ’s Amended and Restated Memorandum and Articles of Association, as amended from time to time ; (ii) each issued and outstanding unit of RAAQ immediately prior to the Merger Effective Time was automatically separated (the “Unit Separation”) into its components of one RAAQ Class A Ordinary Share and one-half of one warrant to purchase one RAAQ Class A Ordinary Share at a price of $11.50 per share (the “RAAQ Public Warrants”); (iii) immediately following the Unit Separation and the IQM Capital Restructuring, each RAAQ Class A Ordinary Share issued and outstanding immediately prior to the Merger Effective Time (including those issued in connection with the RAAQ Class B Conversion (as defined below)) was automatically canceled in exchange for the right to receive one American depositary share (“ADS”) of IQM (each, an “IQM ADS”), with each IQM ADS representing one ordinary share of IQM, with no nominal value (each, an “IQM Share”) (such IQM ADSs, the “Merger Consideration”); and (iv) each warrant of RAAQ (including the RAAQ Public Warrants and Private Placement Warrants issued by RAAQ, collectively referred to herein as the “RAAQ Warrants”) outstanding immediately prior to the Merger Effective Time was assumed by IQM and became a warrant to purchase one IQM ADS representing one IQM Share (each, an “IQM Warrant”) at an exercise price of $11.50 per share.

On the Closing Date, IQM sold and issued an aggregate of approximately 14.5 million ordinary shares, including in the form of IQM ADSs (collectively, the “PIPE Shares”), for a purchase price of $10.00 per share or ADS in a private placement, for an aggregate amount of approximately $145 million (the “PIPE Investment Amount”) pursuant to certain subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) with institutional and other accredited investors, including certain SPAC Insiders (the “PIPE Investors”). As of the Closing Date and following the Sponsor Forfeitures, the Sponsor was issued 4,240,000 IQM ADSs in exchange for its Founder Shares and 2,180,981 IQM Warrants in exchange for its Private Placement Warrants. The Sponsor did not receive any cash compensation during the ordinary course of managing RAAQ or in connection with the Business Combination.

As of the Closing Date, IQM had (i) 262,462,360 fully paid IQM Shares, of which 73,770,253 shares are held by IQM, and (ii) 13,589,086 warrants issued by IQM, including the IQM Warrants, issued and outstanding. IQM also has 19,056,614 IQM Shares reserved for issuance pursuant to its employee stock option plans. Immediately after the consummation of the Business Combination, (i) the pre-closing shareholders of IQM owned 84.7% of the issued and outstanding IQM Shares; (ii) the pre-closing shareholders of RAAQ Class A Ordinary Shares owned 5.3% of the issued and outstanding IQM Shares; (iii) the pre-closing shareholders of RAAQ Class B Ordinary Shares owned 2.3% of the issued and outstanding IQM Shares; and (iv) the PIPE Investors owned 7.7% of the issued and outstanding IQM Shares.

All the rights and obligations of RAAQ Class A Ordinary Shares, RAAQ Class B Ordinary Shares, RAAQ Warrants and RAAQ Units were terminated in connection with the consummation of the Merger, unless as otherwise assigned and assumed by IQM in accordance with the Business Combination Agreement. No fractional shares or warrants were issued in the foregoing process, and all such shares or warrants were rounded down to the nearest whole number of shares or warrants.

The IQM ADSs began trading on the Nasdaq Global Select Market under the symbol “IQMX” and the IQM Warrants began trading on the Nasdaq Capital Market under the symbol “IQMX WS” on July 2, 2026. The IQM Shares began trading on the regulated market of Nasdaq Helsinki Ltd on July 3, 2026.

The foregoing description of the Business Combination Agreement and the rights and restrictions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, which was filed as Exhibit 2.1 to RAAQ’s Current Report on Form 8-K filed on February 23, 2026 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Sponsor, the SPAC Insiders and IQM entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which IQM granted the SPAC Insiders registration rights and committed to use its commercially reasonable efforts to file a resale shelf registration statement on Form F-1 within 30 calendar days following the Closing Date.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, the form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Warrant Assignment, Assumption and Amendment Agreement

On the Closing Date, IQM, RAAQ, Lucky Lucko, Inc. d/b/a Efficiency (“Efficiency”), Computershare Inc. (“Computershare”) and Computershare Trust Company N.A. (collectively with Computershare, the “Warrant Agent”) entered into a warrant assignment, assumption and amendment agreement (the “Warrant Assignment Agreement”), pursuant to which RAAQ assigned to IQM, and IQM assumed, all of RAAQ’s rights, interests and obligations under the Warrant Agreement dated April 28, 2025, by and between RAAQ and Efficiency (the “RAAQ Warrant Agreement”), and the terms and conditions of the RAAQ Warrant Agreement were amended and restated to, among other things, reflect the assumption of the RAAQ Warrants by IQM as described therein.

The foregoing description of the Warrant Assignment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrant Assignment Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Material Modification to Rights of Security Holders.

On July 1, 2026, in connection with the consummation of the Business Combination, RAAQ notified Nasdaq that the Business Combination had become effective and requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to notify the SEC that the RAAQ Class A Ordinary Shares, RAAQ Public Warrants and RAAQ Units (collectively, the “RAAQ Securities”) were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the Business Combination having become effective, Nasdaq determined to permanently suspend trading of the RAAQ Securities prior to the opening of trading on July 2, 2026. The deregistration will become effective 10 days from the filing of the Form 25, which occurred on July 1, 2026. RAAQ intends to file a Form 15 with the SEC in order to complete the deregistration of the RAAQ Securities under the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in the Introductory Note, Item 2.01 and Item 3.01 above and Item 5.01 below of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01 Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the disclosure set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the consummation of the Business Combination, a change in control of RAAQ occurred. At the Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and RAAQ became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Merger Sub, which included the assumption by the Merger Sub of any and all agreements, covenants, duties and obligations of Merger Sub and RAAQ set forth in the Business Combination Agreement to be performed after the Merger Effective Time.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Business Combination Agreement, RAAQ merged with and into Merger Sub and upon the Merger Effective Time, RAAQ ceased to exist and each of RAAQ’s officers and directors forthwith ceased to serve as an officer or director of RAAQ. Effective as of the Merger Effective Time, each of Robert Neal, Mark Smith and Eduardo Munemori ceased to be a director of RAAQ, and Peter Ort resigned as Chief Executive Officer and Co-Chairman and Jeff Tuder resigned as Chief Financial Officer and Co-Chairman. These resignations were not due to any disagreement between RAAQ and the officers and directors on any matter relating to RAAQ’s operation, policies and practice. Mr. Tuder will serve as a director of IQM.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1**+	Business Combination Agreement, dated as of February 22, 2026, by and among RAAQ, IQM, Merger Sub and LuxCo (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-42613), filed with the SEC on February 23, 2026).
10.1*+	Registration Rights Agreement dated as of July 1, 2026, by and among the Sponsor, the SPAC Insiders and IQM
10.2*	Warrant Assignment, Assumption and Amendment Agreement dated as of July 1, 2026, by and among RAAQ, Efficiency, IQM and the Warrant Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Previously filed.
+	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2026

REAL ASSET ACQUISITION CORP.

By:	/s/ Jan Goetz
	Name:	Jan Goetz
	Title:	President and Chief Executive Officer